UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2021

Amplitech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	92-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

_______________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2021 Matthew Kappers, Andrew Lee and Daniel Mazziota were appointed to the Board of Directors of Amplitech Group, Inc. (the “Company”). Each director was also appointed to the Company’s newly formed audit committee, the compensation committee and the nomination and corporate governance committee. Matthew Kappers is the Chairman of the Nominating and Corporate Governance Committee, Andrew Lee is the Chairman of the Audit Committee, and Daniel Mazziota is the Chairman of the Compensation Committee. Each of Matthew Kappers, Andrew Lee and Daniel Mazziota is independent, using the definition of independence under NASDAQ Listing Rule 5605(a)(2) and the standards established by the Securities and Exchange Commission.

Matthew Kappers, age 56, was appointed as the chairman of the Nominating and Corporate Governance Committee. Since 2011, Mr. Kappers has been a Managing Director at Concordia Financial Group, an investment bank and consulting firm. He has experience in completing mergers and acquisitions, as well as post acquisition operations. Prior to Concordia Financial Group, he was in the corporate development group for two multi-billion dollar NYSE companies (Republic Services, Inc. and Loewen Group International, Inc.). In addition to his M&A background, he has been the COO and CFO for several small to medium-sized privately held companies. Mr. Kappers earned a B.A. degree from Vanderbilt University and a M.B.A. degree from Miami University.

Andrew Lee, age 37, was appointed as the chairman of the Audit Committee. Mr. Lee is a licensed CPA and holds his MBA degree from Washington State University. Lee received his Bachelor of Business Administration, with concentrations in Finance and Accounting, from Walla Walla University. Mr. Lee began working at RealWear in 2017 as a CFO. Prior to joining RealWear, Mr. Lee led Finance and Operations as the CFO of Ryonet Corporation, a high-growth firm in Vancouver, Washington.

Daniel Mazziota, age 84, was appointed as the chairman of the Compensation Committee. Mr. Mazziota founded Microwave Power Devices, Inc. in 1967, which he sold in 1981 to Macom Technology Solutions, a Nasdaq listed developer and producer of radio, microwave, and millimeter wave semiconductor devices and components. He served as the President of Microwave Power Devices, Inc. until his retirement in 1988. He is currently president of IDM Consulting, which provides consulting services to the microwave component and sub system industry. He received his BEE and MSEE degrees from New York Polytechnic Institute and is a fellow of the Institute.

There is no other arrangement or understanding between Messrs. Kappers, Lee or Mazziota and any other persons as it relates to his appointment as a director. None of Messrs. Kappers, Lee or Mazziota has any family relationships with any of our directors or executive officers, and none has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year.

In connection with their respective appointments, each of Matthew Kappers, Andrew Lee and Daniel Mazziota entered into director agreements with the Company, substantially in the form attached hereto as Exhibit 10.1, providing for, among other things that each of the directors shall be entitled to fees for attendance at virtual meetings, reimbursement of expenses for attending meetings and a grant of up to 250,000 options to purchase shares of common stock of the Company pursuant to the Company’s 2020 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Director Agreement, by and between the applicable director and the Company, dated January 20, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplitech Group Inc.

Date: January 22, 2021	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	President

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